SUBSIDIARIES OF THE REGISTRANT


As of March 21, 1997, ServiceMaster had the following subsidiaries:

                                                      State or Country
                                                      of Incorporation
                                                       or Organization
Subsidiary
----------                                           -----------------

The ServiceMaster Company Limited Partnership                 Delaware
ServiceMaster Consumer Services Limited Partnership           Delaware
ServiceMaster Consumer Services, Inc.                         Delaware
TruGreen Limited Partnership                                  Delaware
TruGreen, Inc.                                                Delaware
Barefoot Inc.                                                 Delaware
Barefoot Grass Lawn Services, Inc.                            Delaware
Barefoot Services L.L.C.                                      Delaware
The Terminix International Company Limited Partnership        Delaware
Terminix International, Inc.                                  Delaware
ServiceMaster Residential/Commercial Services Limited
Partnership                                                   Delaware
ServiceMaster Residential/Commercial Services Management
Corporation                                                   Delaware
Merry Maids Limited Partnership                               Delaware
Merry Maids, Inc.                                             Delaware
American Home Shield Corporation (2)                          Delaware
ServiceMaster Direct Distributor Company Limited Partnership  Delaware
ServiceMaster DDC, Inc.                                       Delaware
AmeriSpec, Inc.                                               Delaware
Furniture Medic Limited Partnership                           Delaware
Furniture Medic, Inc.                                         Delaware
ServiceMaster Management Services Limited Partnership         Delaware
ServiceMaster Management Services, Inc.                       Delaware
ServiceMaster Aviation Services Limited Partnership           Delaware
ServiceMaster Aviation Management Corporation                 Delaware
Premier Manufacturing Support Services Limited
Partnership (3)                                               Delaware
CMI Group, Inc.                                              Wisconsin
The ServiceMaster Acceptance Company Limited Partnership      Delaware
ServiceMaster AM Limited Partnership                          Delaware
ServiceMaster Acceptance Corporation                          Delaware
ServiceMaster International Limited Partnership               Delaware
ServiceMaster International Management Corporation            Delaware
ServiceMaster Limited                                   United Kingdom
ServiceMaster Operations Germany GmbH                          Germany
ServiceMaster Japan, Inc.                                        Japan
TMX-Europe B.V.                                        The Netherlands
Terminix Peter Cox Ltd.                                 United Kingdom
Terminix Protekta B.V.                                 The Netherlands
Riwa B.V.                                              The Netherlands
Anticimex Development AB (4)                                    Sweden
TMX-Schadlingsbekampfungsgesellschaft mbH (5)                  Germany
LTCS Investment Limited Partnership                           Delaware
ServiceMaster Home Health Care Services Inc.                  Delaware
ServiceMaster Diversified Health Services, Inc. (6)           Delaware
ServiceMaster Diversified Health Services Limited
Partnership (7)                                              Tennessee
We Serve America, Inc.                                        Delaware
TSSGP Limited Partnership                                     Delaware
TSSGP, Inc.                                                   Delaware
ServiceMaster Aviation LLC                                    Illinois


_______________________________
2 American Home Shield Corporation has 17 subsidiaries through which it carries on its business in the various states in which it markets its products.

3  Premier Manufacturing Support Services Limited
   Partnership has 7 subsidiaries through which it carries on its business outside of the United States.

4  Anticimex Development AB has 5 subsidiaries.

5  The Stenglein group includes 2 subsidiaries.

6 ServiceMaster Diversified Health Services, Inc. has 4 subsidiaries.

7 ServiceMaster Diversified Health Services, L. P. has 21 subsidiaries.